EXHIBIT 10.11
                                  -------------



      REPRESENTATIVE AGREEMENT, DATED JULY 1, 2002, BETWEEN THE COMPANY AND
                                  STUART GRAFF


                            REPRESENTATIVE AGREEMENT


THIS AGREEMENT, made as of the 1st day of July, 2002, is entered into by and between MEDSTRONG INTERNATIONAL CORPORATION ("Company"), a Delaware corporation, with its principal office located at 500 Silver Spur Road, Rancho Palos Verdes, California 90274, and Stuart Graff ("Representative"), an individual whose corporate office is situated at 2300 Corporate Boulevard, N.W., Suite 214, Boca Raton, FL 33481.

                                   WITNESSETH:

WHEREAS, the Company desires to appoint Representative as an independent representative of the Company; and

WHEREAS, Representative is willing to accept such appointment in accordance with the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   APPOINTMENT.
     ------------

Company hereby appoints Representative, and Representative hereby accepts the appointment, as an independent representative for Company upon the terms and subject to the conditions hereinafter set forth.


2.   REPRESENTATIVE'S RESPONSIBILITIES.
     ----------------------------------

          (a) Representative shall solicit sales of those Company products and each account more specifically identified and recorded in the attached addenda. Such solicitation shall be at the sole cost and expense of Representative. Pricing for all Products shall be determined by Company in its sole discretion and shall be communicated in writing to Representative. For each Product sold by Representative, and for subsequent renewals thereof, Representative shall be entitled to receive a commission in accordance with the terms and provisions of
Section 4.

          (b) Representative's sole responsibility under this Agreement shall be as set forth above and Representative shall have no obligation to perform any obligations of Company with respect to any Product. Company shall be free to engage other representatives to render any services including, but not limited to, those performed by Representative.

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          (c)  Representative  hereby agrees that,  throughout  the term of this
Agreement and any extension and/or renewal thereof, and for an additional period of one (1) year thereafter, Representative will not undertake any of the responsibilities set forth herein, or otherwise affiliate itself in any way, with respect to any product and/or program which competes in any way, directly or indirectly, with any of the Products or any other Company program.

          (d) Representative acknowledges Company's claim of ownership to the names, trademarks, logos or service marks used to promote its Products and agrees to use the above only as provided for by this Agreement. Representative further acknowledges and agrees that all writings, works, and other products of Representative's services under this Agreement shall belong to Company, that such items constitute works-made-for-hire and belong solely to Company and that Representative shall sign such further instruments as Company may from time to time request to evidence this fact. Representative hereby grants to Company all patents, trademarks, service marks, copyrights, and other rights in and to any and all products of the work of Representative under this Agreement.


3.   COMPANY'S RESPONSIBILITIES.
     ---------------------------

          In addition to its responsibilities set forth elsewhere in this Agreement, Company shall:

          (a) Determine, in its sole and absolute discretion, whether or not it desires to transact business with any individual or account solicited by Representative hereunder;

          (b) Supply Representative with such sales and promotional material, as Company may deem necessary, without charge to Representative, to aid Representative in the performance of its responsibilities hereunder. Upon termination of this Agreement, or at any time so requested by Company, Representative shall return to Company all such unused materials; and

          (c) Have the right to alter and modify any of the terms and conditions of any Product developed by Company and its sole responsibility to Representative shall be to provide Representative with prompt written notice of such changes.

4.   CONSIDERATION.
     --------------

          (a) In consideration for Representative's services hereunder, Company shall pay Representative a commission calculated as a percentage of the actual amount received by Company with respect to the sale of a Product to an individual or account solicited by Representative and all subsequent renewals thereof (the "Sale Proceeds"). Representative shall receive five percent (5%) of the sale proceeds, net amount, received by company per unit..

          (b) Company shall remit commissions for all sales and renewals on or before the twenty-fifth (25th) day of the month immediately following the month in which Company receives the corresponding Sale Proceeds. Representative shall receive as renewal commission, fifteen percent (15%) of the net amount retained

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by the Company after all wholesale  customer  commissions have been paid.sale In the event that Company is required to return (cancellations) any Sale Proceeds to a purchaser and Representative has already received the corresponding commission, Company shall be entitled to offset the amount of such commission against future amounts Company may owe to Representative.

5.   EXPENSES.
     ---------

          Unless otherwise agreed prior to the incurrence thereof, Representative shall be solely responsible for all costs and expenses incurred by Representative in carrying out his obligations and responsibilities under this Agreement.

6.   TERM AND TERMINATION.
     ---------------------

          The term of this Agreement shall commence on the date first set forth above and shall continue for a period of one year. Thereafter, this Agreement shall be automatically renewed on an annual basis unless one party gives written notice of termination to the other not less than sixty (60) days prior to the termination of the then current term. This Agreement also may be terminated by either party for cause. In the event one party is in breach of its obligations hereunder, the non-breaching party shall provide written notice of the breach and the breaching party shall have thirty (30) days after receipt of said notice to effect a cure of said breach. Failure to effect a cure within the thirty (30) day period shall result in an immediate termination hereof. Termination of this Agreement for whatever cause shall not release either party from any obligations created hereunder which, by their specific terms, survive expiration or termination of this Agreement; provided, however, that notwithstanding anything to the contrary set forth above, Representative shall no longer be entitled to solicit sales of Products after the termination of this Agreement.

7.   INDEMNITY.
     ----------

          Each party to this Agreement shall indemnify, defend and hold harmless the other party and any of its affiliates or subsidiaries (including such party's directors, officers and employees) from and against any and all claims, suits, losses, liabilities, damages, judgments, awards, expenses and costs, including reasonable attorneys' fees, arising in any way from: (i) any activities of such party outside the scope of this Agreement; (ii) any breach by such party of any of the terms and conditions of this Agreement; (iii) any failure on the part of such party to pay any taxes, whether federal, state or local, and whether income, payroll or otherwise; or (iv) any taxes, debts, liabilities, obligations of every kind and description of such party.

8.   INDEPENDENT CONTRACTOR RELATIONSHIP.
     ------------------------------------

          Representative is an independent contractor and is not an employee, servant, partner or joint venture partner of Company. Except as otherwise expressly provided for herein, no employee of Representative shall be entitled to any benefits which employees of Company are entitled to receive. Representative is responsible for all taxes with respect to amounts received by Representative pursuant to this Agreement.



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9.   CONFIDENTIALITY.
     ----------------

          During the term of this Agreement and thereafter, neither party hereto will, directly or indirectly, disclose or use any confidential information, records, trade secrets or any other secret or confidential matter relating to the clients, employees, business, products or services of the other party, whether or not it is identified as secret or confidential, without first obtaining the prior written consent of such party. This covenant includes, but is not limited to: disclosing or using information concerning customers, customer requirements, trade secrets, markets, costs, products; product development, marketing and business plans or strategies; divulging the identity of clients or employees; or soliciting clients or employees.


10.  MISCELLANEOUS.
     --------------

          This Agreement supersedes all prior agreements between the parties, may not be assigned by Representative without Company's prior written approval, cannot be modified unless in writing signed by both parities, and shall be construed in accordance with the laws of the State of California. Notices or other communications required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid, to the parties at their respective addresses set forth herein or to such other address as shall be furnished in writing by the party to whom notice is given and such notice or other communication shall be deemed to have been given as of the date so mailed.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    MEDSTRONG INTERNATIONAL CORPORATION

                                    By:
                                       --------------------------------------

                                    Name:
                                         ------------------------------------

                                    Title:
                                          -----------------------------------



                                    REPRESENTATIVE

                                    -----------------------------------------

                                    Stuart Graff




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                                   ADDENDUM A
                           TO REPRESENTATIVE AGREEMENT


The initial account closed by the Stuart Graff/Mark Ceslowitz collaboration is:

                  Trip Mate Insurance Agency
                  9225 Ward Parkway
                  Kansas City, MO  65114

Representative commission paid by the Company is to be split fifty/fifty and distributed as follows:

Fifty percent (50%) sent to:

Mark Ceslowitz, President
Travmark.com, Inc.
46 W. 83rd Street, Suite D
New York, NY  10024
Telephone (212) 439-9184 - Federal Tax ID 13-4102640

Fifty percent (50%) sent to:

Stuart Graff
2300 Corporate Boulevard N.W., Suite 214 Boca Raton, FL 33481-0997 Telephone
(561) 988-4000 -- SS No. ###-##-####















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